UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2018

UNITED COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

Indiana	0-54876	80-0694246
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

92 Walnut Street, Lawrenceburg, Indiana 47025

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (812) 537-4822

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into Material Definitive Agreement

On March 11, 2018, Civista Bancshares, Inc., an Ohio corporation (“Civista”), and Civista Bank, an Ohio-chartered bank and a wholly-owned subsidiary of Civista, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with United Community Bancorp, an Indiana corporation (“United Community”), and United Community Bank, a federally chartered savings bank and a wholly-owned subsidiary of United Community (“United Community Bank”). Upon the terms of the Merger Agreement and subject to the conditions therein, at the effective time of the merger (the “Effective Time”), United Community will merge with and into Civista with Civista being the surviving corporation (the “Merger”) and, pursuant to a separate merger agreement by and between the bank subsidiaries, immediately after the Effective Time, United Community Bank will merge with and into Civista Bank (the “Bank Merger”). The Merger Agreement was unanimously approved and adopted by the Board of Directors of both Civista and United Community. After the Merger and the Bank Merger, Civista Bank will be the sole banking subsidiary of Civista.

In exchange for each share of United Community common stock issued and outstanding immediately prior to the Effective Time, (other than the excluded shares as defined in the Merger Agreement), United Community shareholders will have the right to receive 1.027 Civista common shares (the “Stock Consideration”) and $2.54 in cash (the “Cash Consideration”), as each of those terms is defined in the Merger Agreement. The Cash Consideration and the Stock Consideration are collectively referred to herein as the “Merger Consideration”.

At the Effective Time of the Merger, (i) each United Community stock option shall fully vest and be cancelled and will represent the right to receive cash from Civista in the amount by which a formula value per share exceeds the exercise or strike price of such United Community stock option, and (ii) each United Community restricted stock award shall fully vest and shall be converted into the right to receive the Merger Consideration.

The Merger Agreement contains customary representations and warranties from both Civista and United Community, and each party has agreed to customary covenants, including, among others, covenants relating to (i) the conduct of United Community’s business during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) the obligations of each of Civista and United Community to call a meeting of its shareholders to adopt the Merger Agreement, and, subject to certain exceptions related to an unsolicited third party bona fide written acquisition proposal that is a Superior Proposal (as defined in the Merger Agreement), the obligation of the board of United Community to recommend that its shareholders adopt the Merger Agreement, and (iii) United Community’s non-solicitation obligations relating to alternative acquisition proposals.

The completion of the Merger is subject to customary conditions, including (i) adoption of the Merger Agreement by United Community’s shareholders and Civista’s shareholders, (ii) authorization for listing of the Civista common shares to be issued in the Merger on the NASDAQ, (iii) effectiveness of the Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”), to register Civista common shares for issuance pursuant to the Merger, (iv) the absence of any order, injunction or decree by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the Bank Merger, and (v) effectiveness of all regulatory authorizations, consents, orders or approvals of the transactions contemplated by the Merger Agreement that are necessary to consummate the transactions, provided that no such approvals shall result in the imposition of any Material Burdensome Regulatory Condition (as defined in the Merger

Agreement), and expiration of all statutory waiting periods in respect thereof. Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects by the other party of its obligations under the Merger Agreement, and (iii) receipt by such party of an opinion from counsel to the effect that the Merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Merger Agreement provides customary termination rights for both Civista and United Community and further provides that a termination fee of $3,500,000 will be payable by United Community to Civista upon termination of the Merger Agreement under certain circumstances.

The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference in its entirety.

Qualification of Representations and Warranties

The Merger Agreement contains representations and warranties made by the parties to, and solely for the benefit of, each other. The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Merger Agreement. Although Civista and United Community do not believe that these disclosure schedules contain information that the securities laws require the parties to disclose publicly, other than information that has already been so disclosed, they do contain information that modifies, qualifies and creates exceptions to the representations and warranties of the parties set forth in the Merger Agreement. You should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Civista and United Community, Civista Bank, and United Community Bank, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Civista and United Community rather than establishing matters as facts. In addition, the representations and warranties may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws. Finally, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Civista’s or United Community’s public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with other factual information regarding the parties, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties, their respective affiliates or their respective businesses, that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a joint proxy statement of the parties and a prospectus of Civista, as well as in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings that each of the parties make with the Securities and Exchange Commission (the “SEC”). Pursuant to voting agreements entered into in connection with the Merger Agreement the executive officers and directors of United Community have agreed to vote all of their shares of United Community common stock in favor of the Merger. Collectively, the executive officers and directors (along with their affiliates under their control) own, directly or indirectly, approximately 7.3% United Community’s common shares. The directors of Civista have also agreed to vote all of their Civista common shares in favor of the Merger. Collectively, the Civista directors (along with their affiliates under their control) own, directly or indirectly, approximately 3.3% Civista’s common shares.

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 11, 2018, in connection with the transactions contemplated by the Merger Agreement, Elmer G. McLaughlin, James W. Kittle and W. Michael McLaughlin, entered into Settlement Agreements with Civista, Civista Bank, United Community and United Community Bank. The Settlement Agreements provide that, on the closing date of the proposed Merger, if Messrs. McLaughlin, Kittle and McLaughlin have not voluntarily terminated their employment with United Community and United Community Bank and have not been terminated for “cause” (as such term is defined in their existing employment agreements with United Community and United Community Bank), Civista shall pay Messrs. McLaughlin, Kittle and McLaughlin a lump-sum cash amount equal to the total of $931,677, $596,046, and $559,964, respectively, in full satisfaction of the payment obligations of Civista and Civista Bank under Messrs. McLaughlin’s, Kittle’s and McLaughlin’s existing employment agreements with United Community and United Community Bank, less applicable tax withholdings. The payment of such lump-sum cash amount is subject to reduction to the extent necessary to ensure that no portion of such payment will be subject to the excise tax imposed under Section 4999 of the Code. A form of the Settlement Agreements for Messrs. McLaughlin, Kittle and McLaughlin is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On March 11, 2018, United Community and Civista issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached here to as Exhibit 99.1 to this Current Report on Form 8-K.

Forward-Looking Statements

Certain matters set forth in this Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements may include: management plans relating to the proposed transaction; the expected timing of the completion of the proposed transaction; the ability to complete the proposed transaction; the ability to obtain any required regulatory, shareholder or other approvals; any statements of the plans and objectives of management for future operations, products or services, any statements of expectation or belief; projections related to certain financial metrics; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “seek”, “plan”, “will”, “would”, “target” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions or negatives of these words. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made. Neither Civista nor United Community assumes any duty and does not undertake to update any forward-looking statements. Because forward-looking statements are by their nature, to different degrees, uncertain and subject to assumptions, actual results or future events could differ, possibly materially, from those that Civista or United Community anticipated in its forward-looking statements, and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those included under Item 1A “Risk Factors” in Civista’s Annual Report on Form 10-K, those included under Item 1A “Risk Factors” in United Community’s Annual Report on Form 10-K, those disclosed in Civista’s and United Community’s respective other periodic reports filed with the SEC; that the proposed transaction may not be timely completed, if at all; that prior to the completion of the proposed transaction or thereafter, Civista’s and United Community’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; shareholder or other approvals are not obtained or other customary closing conditions are not satisfied in a timely manner or at all; reputational risks and the reaction of the companies’ shareholders, customers, employees and other constituents to the proposed transaction; and diversion of management time on merger-related matters. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the joint proxy statement/prospectus that will be included in the registration statement on Form S-4 that will be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. For any forward-looking statements made in this Current Report or in any documents, Civista and United Community claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information and Where to Find It

This communication is being made in respect of the proposed merger transaction described above. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. In connection with the proposed merger, Civista will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Civista and United Community and a Civista prospectus. Before making any voting or investment decision, investors are urged to read and the joint proxy statement/prospectus regarding the proposed transaction and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed transaction.

The joint proxy statement/prospectus, as well as other filings containing information about Civista and United Community will be available without charge, at the SEC’s Internet site: www.sec.gov. Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, when available, without charge, by directing a request to Civista Bancshares, Inc., 100 East Water Street P.O. Box 5016, Sandusky, Ohio 44870, Attn: Dennis G. Shaffer, President and Chief Executive Officer or United Community Bancorp, 92 Walnut Street, Lawrenceburg, IN 47025, Attn: Elmer G. McLaughlin, President and Chief Executive Officer.

Civista and United Community and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of United Community and Civista in connection with the proposed Merger. Information about the directors and executive officers of Civista is set forth in the proxy statement for Civista’s 2017 annual meeting of shareholders, as filed with the SEC on March 15, 2017. Information about the executive officers and directors of United Community is set forth in the proxy statement for United Community’s 2017 annual meeting of shareholders, as filed with the SEC on October 25, 2017. Information about any other persons who may, under the rules of the SEC, be considered participants in the solicitation of Civista shareholders or United Community shareholders in connection with the proposed Merger will be included in the joint proxy statement/prospectus. You can obtain free copies of these documents from the SEC using the website information above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated March 11, 2018 by and between Civista Bancshares, Inc., Civista Bank, United Community Bancorp, and United Community Bank.*

10.1	Form of Settlement Agreement, dated March 11, 2018, by and among Civista Bancshares, Inc., Civista Bank, United Community Bancorp, United Community Bank and each of Elmer G. McLaughlin, W. Michael McLaughlin and James W. Kittle

99.1	Joint Civista and United Community Press Release dated March 12, 2018 announcing the execution of the Merger Agreement.

*	Except as otherwise noted in this Current Report on Form 8-K, schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANCORP

Date: March 12, 2018	By:	/s/ Elmer G. McLaughlin
Elmer G. McLaughlin President and Chief Executive Officer